UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(C) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

BULOVA TECHNOLOGIES GROUP, INC.

(Name of Registrant As Specified In Its Charter)

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BULOVA TECHNOLOGIES GROUP, INC.

1501 Lake Avenue SE

Largo, Florida 33771

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Largo, Florida

May 15, 2017

This information statement has been mailed on or about May 17, 2017 to the stockholders of record on March 1, 2017 (the “Record Date”) of Bulova Technologies Group, Inc., a Florida corporation (the "Company") in connection with certain actions taken by written consent by the majority stockholders of the Company, dated as of March 29, 2017, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The actions taken pursuant to the written consent shall be effective on or about June 7, 2017, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,
/s/ Stephen L. Gurba
Chairman of the Board

BULOVA TECHNOLOGIES GROUP, INC.

1501 Lake Avenue SE

Largo, Florida 33771

INFORMATION STATEMENT

Introductory Statement

Bulova Technologies Group, Inc. (the “Company”) is a Florida corporation with its principal executive offices located at 1501 Lake Avenue SE, Largo, Florida 33771. The Company’s telephone number is (727) 536-6666. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. These actions will be effective approximately 20 days after the mailing of this Information Statement.

Copies of this Information Statement are being mailed on or about May 17, 2017 to the holders of record on March 1, 2017 of the outstanding shares of the Company’s common stock.

General Information

The following actions were taken pursuant to the unanimous approval of our Board of Directors and the written consent of a majority of the holders of the Company’s voting stock, dated March 29, 2017, in lieu of a special meeting of the stockholders:

To amend the Company’s Articles of Incorporation 1) to increase the number of common shares the Company is authorized to issue to Nine Hundred Million (900,000,000); and 2) to create two new classes of stock, Preferred A and Preferred B, and authorize the issuance of up to 50 million each of Preferred A and Preferred B Stock with such rights, preferences and limitations as may be set from time to time by resolution of the Board.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action taken pursuant to the consents or authorizations of a majority interest of the shareholders of the Company.

Our Directors and Shareholders holding a majority of our outstanding voting equity securities approved certain corporate matters outlined in this Information Statement, which action took place on or about March 29, 2017, consisting of the approval to amend the Company’s Articles of Incorporation to 1) increase the number of common shares the Company is authorized to issue to Nine Hundred Million (900,000,000); and 2) the creation of two new classes of stock, Preferred A and Preferred B, and authorize the issuance of up to 50 million shares each of Preferred A and Preferred B Stock with such rights, preferences and limitations as may be set from time to time by resolution of the Board (together, the “Proposals”).

WHO IS ENTITLED TO NOTICE?

Each outstanding share of preferred and common stock as of record on the close of business on March 1, 2017, (the "Record Date") is entitled to notice of each matter voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held eighty-eight and nine tenths percent (88.9%) of the Company's outstanding voting equity securities have consented to and voted in favor of the Proposals. Under Florida corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting equity securities in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Proposals consists of the vote of the holders of a majority of the voting power of the preferred and common stock, each of whom is entitled to one vote per share. As of the record date, 4,000,000,000 shares of preferred stock, and 499,000,000 shares of common stock were issued and outstanding (together, the “Voting Stock”).

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of the outstanding Voting Stock have consented to and voted in favor of the following Proposals:

1.	TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF COMMON SHARES THE COMPANY IS AUTHORIZED TO ISSUE TO NINE HUNDRED MILLION (900,000,000)

2.	TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO AUTHORIZE THE CREATION OF TWO NEW CLASSES OF STOCK, PREFERRED A AND PREFERRED B, AND AUTHORIZE THE ISSUANCE OF UP TO 50,000,000 OF EACH WITH SUCH RIGHTS, PREFERENCES AND LIMITATIONS AS MAY BE SET FROM TIME TO TIME BY RESOLUTION OF THE BOARD.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our Voting Stock outstanding on the Record Date is required for approval of the Proposals. The holders of a majority of the Voting Stock have voted in favor of the Proposals.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 500,000,000 shares of Common Stock, of which 499,000,000 shares were issued and outstanding. Holders of both Common and Preferred Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional unissued shares of Common Stock or Preferred Stock. As of the Record Date, the Company also had 5,000,000,000 shares of Preferred Stock authorized, of which 4,000,000,000 shares were issued and outstanding.  Each share of Preferred Stock is entitled to one vote equal to those of the Common Stock. The Preferred Stock has no other rights. Therefore, there are a total of 4,499,000,000 shares of Voting Stock of the Company issued and outstanding, each of which is entitled to one (1) vote per share.

Each share of Common Stock and each share of Preferred Stock entitles its holder to one vote on each matter submitted to the stockholders. They do not vote by separate class, but as a single group.

Each of our officers and directors has consented to and voted in favor of each proposal.  Stephen L. Gurba, either individually and / or as Tenants by the Entirety with his wife, is the holder of 2,000,000,000 shares of the Preferred Stock and 1,230,000 shares of our Common Stock and has consented to and voted in favor of the Proposal.  Fieldstone Affiliates, LLC, is the holder of 800,000,000 shares of the Preferred Stock and has consented to and voted in favor of the Proposal. Harold J. Hoodwin is the holder of 600,000,000 shares of the Preferred Stock and has consented to and voted in favor of the Proposal. David Goose is the holder of 600,000,000 shares of the Preferred Stock and has consented to and voted in favor of the proposal.  These shares represent, in the aggregate, 88.9 % of the issued and outstanding Voting Stock.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or before the close of business on April 30, 2017.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Florida law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 1, 2017, with respect to the beneficial ownership of the outstanding Common and Preferred Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title of Class	Name and Address of Owner	Amount Owned (1)(4)	Percent of Class (2)	Percent of Voting Stock (3)

Preferred	Stephen L. and Evelyn Gurba (TEN ENT)	2,000,000,000	50.00%	44.45%
	322 Roebling Road South
	Bellair, FL 33756

Common	Stephen L. and Evelyn Gurba (TEN ENT)	1,230,000	0.25%	0.03%
	322 Roebling Road South
	Bellair, FL 33756

Preferred	Gary L. Shapiro (through Fieldstone Affiliates, LLC)	800,000,000	20.00%	17.78%
	2R Judiths Fancy
	Christiansted, USVI 00824

Common	Gary L. Shapiro	73,950,000	14.82%	1.64%
	2R Judiths Fancy
	Christiansted, USVI 00824

Preferred	Harold J. Hoodwin	600,000,000	15.00%	13.34%
	Houston, TX 77096

Preferred	David Goose	600,000,000	15.00%	13.34%
	189 Hammock Oak Circle
	Debary, Fl 32713

Common	William McMillen	2,000,000	0.40%	0.04%
	22107 Martella Avenue
	Boca Raton, Fl 33433

Common	David Shapiro	2,000,000	0.40%	0.04%
	1410 SE 53rd Avenue
	Portland, OR 97215

Common	Craig Schnee	3,000,000	0.60%	0.07%
	12645 49th Street North
	Clearwater, Fl 33762

Common	Michael J Perfetti	2,500,000	0.50%	0.06%
	1035 Eniswood Parkway
	Palm Harbor, Fl 34683

	All Officers and Directors as a group	2,010,730,000		44.69%

(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership includes both sole investment and voting power.

(2) The percentage calculations for each class of stock are in relation to total issued and outstanding quantities of 4,000,000,000 for Preferred Shares and 499,000,000 for Common Shares.

(3) The percentage calculations for Voting Stock are in relation to the combined total of all classes of stock issued and outstanding.

(4) The above amounts exclude options and warrants which are held by each of the above holders, which are exercisable within sixty (60) days of their issuance date.

AMENDMENT TO ARTICLES OF INCORPORATION

On March 29, 2017, the stockholders of the Company holding a majority of the outstanding Voting Stock of the Company approved an amendment to the Company’s Articles of Incorporation, as amended, to replace Article IV in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company’s Articles of Incorporation, as amended, currently authorize for issuance 500,000,000 shares of Common Stock and 5,000,000,000 shares of Preferred Stock. The approval of this amendment to the Articles of Incorporation will increase the Company’s authorized shares of Common Stock to 900,000,000, and create two new categories of Stock, Preferred A and Preferred B, each in the amount of 50,000,000 authorized shares. The Company currently has authorized Common Stock of 500,000,000 shares and approximately 499,000,000 shares are issued and outstanding. The Board believes that the increase in the authorized Common Shares will provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions.

Article IV of the Company’s Articles of Incorporation reads currently as follows:

“ARTICLE IV CAPITAL STOCK

This Corporation shall be authorized to issue two (2) classes of capital stock to be designated respectively preferred stock (“Preferred Stock”), and common stock (“Common Stock”). The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000,000 shares at $.000001 par value per share and the total number of shares of Common Stock the Corporation shall have authority to issue is 500,000,000 at $0.001 par value per share.

On the date of Filing of this Articles of Amendment with the Secretary of State of the State of Florida; every two hundred (200) issued and outstanding shares of the Corporation’s previously authorized Common Stock, par value $0.0001 per share (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby provided, however, that each person of record on November 1, 2013 holding a stock certificate or certifications that represented shares of Old Common Stock shall receive upon surrender of stock or certification a new certificate or certification evidencing and representing the number of shares of New Common Stock to which such person is entitled. No cash will be paid or distributed as a result of the aforementioned reverse stock split of the Corporation’s Common Stock, and no fractional shares will be issued. All fractional shares, which would otherwise be required to be issued as a result of the stock split, will be rounded up to the nearest whole share. The record date of this reverse 1 for 200 stock split shall be November 1, 2013. The authorized shares of the Corporation as set forth above shall not be affected by any reverse split or division of the shares of any class of shares.”

Upon approval of the amendments herein, Article IV of the Company’s Articles of Incorporation will read, in its entirety, as follows:

“ARTICLES IV SHARES

This Corporation shall be authorized to issue four (4) classes of capital stock to be designated, respectively, Preferred Stock (“Preferred Stock”), Preferred A Stock (“Preferred A Stock”), Preferred B Stock (“Preferred B Stock”) and Common Stock (“Common Stock”). The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000,000; the total number of shares of Preferred A Stock the Corporation shall have authority to issue is 50,000,000; the total number of shares of Preferred Stock B the Corporation shall be authorized to issue is 50,000,000; and the total number of shares of Common Stock the Corporation shall be authorized to issue is 900,000,000.

Each share of Common Stock and each share of Preferred Stock shall be entitled to one (1) vote. The holders of the Common Stock and Preferred Stock shall vote together as one class and not as separate classes or series. Other than the right to one (1) vote per share, the Preferred Stock shall have no dividend rights, liquidation preference, redemption rights, conversion rights or other preferences. Preferred Stock A and Preferred Stock B will have no voting rights.

The rights, preferences and limitations of both Preferred A Stock and Preferred B Stock shall be set from time to time by resolution of the Board.”

The foregoing amendment was adopted by unanimous written consent of the board of directors, dated March 29, 2017 and by written consent of the holders of a majority of the issued and outstanding Preferred Stock and Common Stock of the Corporation effective March 29, 2017. Therefore, the number of votes cast for the Amendment to the Corporation’s Articles of Incorporation was sufficient for approval.”

INCREASE IN AUTHORIZED COMMON STOCK

The terms of the additional shares of Common Stock and Preferred Stock will be identical to those of the currently outstanding shares. However, because holders of Common Stock and Preferred Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock and Preferred Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common and Preferred Stock will remain unchanged under this amendment.

As of the Record Date, a total of approximately, 499,000,000 shares of the Company’s currently authorized 500,000,000 shares of Common Stock are issued and outstanding, and 4,000,000,000 shares of the Company’s currently authorized 5,000,000,000 shares of Preferred Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.

The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

We may enter into additional investments in order to develop our operations. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. We will be required to issue additional shares of Common Stock which are proposed to be authorized if we elect to issue equity securities. If we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

AMENDMENT TO ARTICLES OF

INCORPORATION

CREATION OF PREFERRED A AND PREFERRED B STOCK CLASSES

GENERAL

The Board of Directors and holders of a majority of the outstanding shares of both Common Stock and Preferred Stock have approved a proposal to amend the Company’s Articles of Incorporation to create two new classes of stock, Preferred A and Preferred B, and authorize the issuance of up to 50,000,000 of each with such rights, preferences and limitations as may be set from time to time by resolution of the Board.

The Articles of Incorporation of the Company have been amended to authorize the creation of two new classes of stock, Preferred A and Preferred B, and authorize the issuance of up to 50 million shares each of Preferred A Stock and Preferred B Stock with such rights, preferences and limitations as may be set from time to time by resolution of the Board.

Shares of A and B Preferred Stock will have no voting rights.

PURPOSES OF THE CREATION OF PREFERRED A STOCK AND PREFERRED B STOCK.

The Board believes that the stockholders of the Company will benefit from the Amendment to authorize Preferred A Stock and Preferred B Stock in that it will provide the Company with available capital that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock options, conversion of debt to equity and convertible debt and equity financings. The Board also believes that it is in the Company’s and its stockholders’ best interests to authorize the Amendment to enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders. Although the Company has no current financing plans, agreements or commitments for financing, if an opportunity should present itself, the Company may designate and issue shares of Preferred A Stock and Preferred B Stock in connection with such a financing from time to time.

POTENTIAL RISKS OF THE CREATION OF PREFERRED A AND PREFERRED B SHARES.

There can be no assurance that additional investors will be attracted to the Company’s new debt and capital structure.

Further, as the newly-created Preferred A and Preferred B shareholders will likely have precedence over Common Stock with respect to both the declaration of dividends and in any liquidation of the Company, holders of Common Stock may not receive a dividend or proceeds from a liquidation of the Company, while the holders of Preferred Stock A and Preferred B may receive such dividends of proceeds.

DELIVERY OF DOCUMENTS TO MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from such stockholders. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given orally by phoning the Company's head office at (727) 536-6666 or by mail to 1501 Lake Avenue SE, Largo, Florida 33771.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports on Forms 10-K and 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives at www.sec.gov.

BULOVA TECHNOLOGIES GROUP, INC. Stephen L. Gurba Chairman of the Board

EXHIBIT A

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

BULOVA TECHNOLOGIES GROUP, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of Bulova Technologies Group, Inc., a Florida corporation (the "Corporation”), bearing Document Number PO8000097226, does hereby submit these Articles of Amendment for the purpose of amending the Corporation's Articles of Incorporation as follows:

Article IV of the Corporation’s Articles of Incorporation shall be amended in its entirety to read as follows:

“ARTICLE IV – Capital Stock

This Corporation shall be authorized to issue four (4) classes of capital stock, to be designated, respectively, Preferred Stock (“Preferred Stock”), Preferred Stock A (“Preferred Stock A”), Preferred Stock B (“Preferred Stock B”) and Common Stock (“Common Stock”). The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000,000 shares at $.000001 par value per share, the total number of Preferred A Stock the Corporation shall have authority to issue is 50,000,000 at no par value, the total number of Preferred B Stock the Corporation shall have authority to issue is 50,000,000 at no par value and the total number of shares of Common Stock the Corporation shall have authority to issue is 900,000,000 at $0.001 par value per share.

Each share of Common Stock and each share of Preferred Stock shall be entitled to one (1) vote. The holders of Common Stock and Preferred Stock shall vote together as one class and not as separate classes or series. Other than the right to one (1) vote per share, the Preferred Stock shall have no dividend rights, liquidation preference, redemption rights, conversion rights or other preferences. Preferred Stock A and Preferred Stock B shall have no voting rights.

The rights, preferences and limitations of both Preferred A Stock and Preferred B Stock shall be set from time to time by resolution of the Board.”

The foregoing amendment was adopted by unanimous written consent of the board of directors, dated March 29, 2017 and by written consent of the holders of a majority of the issued and outstanding Common Stock of the Corporation effective March 29, 2017. Therefore, the number of votes cast for the Amendment to the Corporation’s Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on May ___, 2017.

Stephen L. Gurba
President and Chief Executive Officer